Form N-4, Item 24(b)

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                                   EXHIBIT 8.9

                      Form of Participation Agreement with
                       T. Rowe Price Associates, Inc. and
                     American United Life Insurance Company
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                              AGREEMENT

                               BETWEEN

                    T. ROWE PRICE ASSOCIATES, INC.

                                 And

               T. ROWE PRICE INVESTMENT SERVICES, INC.

                                 And

                AMERICAN UNITED LIFE INSURANCE COMPANY



     THIS AGREEMENT, made and entered into as of this 18th day of May, 2001 by and between American United Life Insurance Company (hereinafter, the "Company"), a legal reserve insurance company existing under the laws of the State of Indiana, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"); T. Rowe Price Associates, Inc. (hereinafter the "Adviser"), a Maryland corporation; and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation.

     WHEREAS, the T. Rowe Price Funds listed in Schedule A, as may be amended from time to time by mutual written agreement (each a "Fund" and together the "Funds"), are corporations organized under the laws of Maryland that are registered as open-end management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"), and shares of the Funds are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Company has issued or will issue certain group annuity contracts (the "Contracts"); and

     WHEREAS, each Account set forth on Schedule A is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

     WHEREAS, the Adviser is registered as an investment adviser with the Securities and Exchange Commission (the "SEC") under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Adviser, and the Underwriter agree as follows:

ARTICLE I.  Sale of Fund Shares

     1.1 The Underwriter agrees to sell to the Company those shares of the Funds which the Company orders on behalf of the Account, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Funds.

     1.2 The Underwriter agrees to make shares of the Funds available for purchase at the applicable net asset value per share by the Company and the Account on those days on which the Funds calculate their net asset value pursuant to rules of the SEC, and the Underwriter shall use its best efforts to ensure that the Funds calculate such net asset value on each day which the New York Stock Exchange ("NYSE") is open for trading. Notwithstanding the foregoing, the Board of Directors of a Fund (hereinafter the "Board") may refuse to sell shares of any Funds to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

     1.3 The Underwriter agrees to accept for redemption, on the Company's request, any full or fractional shares of such Fund held by the Company, ordinarily executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund may suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus.

     1.4 For purposes of Sections 1.1 and 1.3, the Company shall be the agent of the Fund for receipt of purchase and redemption orders from the Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order on any Business Day by the close of the NYSE (usually 4:00 p.m. Eastern Time) on such Business Day and the Fund or its agent receives notice of such order by 9:00 a.m. Eastern Time on the next following Business Day. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.5 The Company agrees to purchase and redeem the shares of each Fund offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

     1.6 The Company shall pay for Fund shares on the same Business Day that it notifies


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


the Fund of a purchase request for such shares. Payment shall be in federal funds transmitted by wire to the Fund by 4:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for the Fund. If payment in federal funds for any purchase is not received or is received by the Fund after 4:00 p.m. Eastern Time on such Business Day, the Underwriter, or its affiliate, may in its discretion advance funds to the Fund for investment and Fund shares purchased thereby will be issued as soon as practicable, and the Company shall promptly, upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. If the Fund does not receive the funds by the designated time, the Underwriter reserves the right to cancel the purchase and the Company will be responsible for any losses incurred.

     1.7 Subject to Section 1.3, payment for Fund shares redeemed by the Account or the Company shall be made by the Underwriter or its agent in federal funds transmitted by wire to the Company or any other designated person by 1:00 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares.

     1.8 Issuance and transfer of each Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.9 The Underwriter shall furnish notice to the Company of any income dividends or capital gains distributions payable on the Funds' shares as soon as reasonably practicable on or after the payable date. The Company hereby elects to receive all such income dividends and capital gains distributions as are payable on Fund shares in additional shares of such Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gains distributions in cash. The Underwriter shall notify the Company promptly of the number of shares so issued as payment of such dividends and distributions. Any error in the calculation or reporting of income dividend or capital gains information shall be reported promptly to the Company upon discovery. If the Fund or Underwriter provides the Company with incorrect dividend or distribution information, the matter shall be resolved as set forth in Schedule B.

     1.10 The Underwriter shall use its best efforts to ensure that each Fund makes its net asset value per share available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Fund is calculated, and that each Fund shall calculate such net asset value in accordance with the Fund's prospectus. If the Fund or Underwriter provides the Company with materially incorrect share net asset value information, the matter shall be resolved as set forth in Schedule B. Any material error in the calculation of the net asset value per share information shall be reported promptly to the Company upon discovery.

     1.11 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Funds' shares may be sold to other investors and the cash value of the Contracts may be invested in other investment companies.

ARTICLE II.  Representations and Warranties

     2.1 The Company represents and warrants that the Contracts and any certificates thereunder (a) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts and any certificates thereunder will be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Indiana insurance laws, and that it (a) has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively, (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

     2.2 The Underwriter makes no representations as to whether any aspect of a Fund's operations, including but not limited to, investment policies, fees, and expenses, complies with the insurance and other applicable laws of the various states.

     2.3 The Adviser and Underwriter represent that each Fund is lawfully organized and validly existing under the laws of the State of Maryland and that each Fund does and will comply in all material respects with the 1940 Act and shall remain registered under the 1940 Act. The Adviser and Underwriter further represent that each Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that each Fund will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Adviser and Underwriter will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

     2.4 The Adviser and Underwriter represent and warrant that each Fund shall amend the registration statement for its shares under the 1933 Act from time to time as required in order to effect the continuous offering of its shares, and shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent deemed advisable by the Fund.

     2.5 The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute Fund shares in accordance with the laws of the State of Maryland and any applicable state and federal securities laws.

     2.6 The Adviser represents and warrants that it is a registered investment adviser with the SEC.



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

     2.7 The Adviser and the Underwriter represent and warrant that all of their and the Funds' directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Adviser and the Underwriter agree to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agree to notify the Company in the event that such coverage no longer applies.

     2.8 The Company represents and warrants that all of its directors, officers, employees, and investment advisers dealing with the money and/or securities of the Funds are covered by a blanket fidelity bond or similar coverage for the benefit of the Funds, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Adviser and Underwriter in the event that such coverage no longer applies.

ARTICLE III.  Voting

     3.1 The Company reserves the right to vote Fund shares held in the Account in its own right, to the extent permitted by law.

ARTICLE IV.  Sales Material and Information

     4.1 The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Funds or the Underwriter is named, at least fifteen (15) calendar days prior to its use. No such material shall be used if the Underwriter or its designee reasonably object to such use within fifteen (15) calendar days after receipt of such material. The Underwriter or its designee reserves the right to reasonably object to the continued use of such material, and no such material shall be used if the Underwriter or its designee so object.

     4.2 The Company shall not give any information or make any representations or statements on behalf of a Fund or concerning a Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or Statement of Additional Information ("SAI") for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Adviser or Underwriter, except with the permission of the Adviser, Underwriter or the Fund, or their designee.

     4.3 The Adviser and the Underwriter, or their designee, shall furnish, or shall cause to be furnished, to the Company, each piece of sales literature or other promotional material that they develop or use or a Fund develops or uses and in which the Company, and/or its Account, is named at least fifteen (15) calendar days prior to its use. No such material shall be used if the Company reasonably objects to such use within fifteen (15) calendar days after receipt of such material. The Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if the Company so objects.

     4.4 The Adviser and Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, the Contracts, or any certificates thereunder other than the information or representations contained in the Contracts or any certificates thereunder, as such may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5 The Underwriter shall provide the Company with as many printed copies of the current prospectus, current SAI, supplements, proxy statements, and annual or semi-annual reports of each Fund as the Company may reasonably request to deliver to current or prospective Contract owners. The Underwriter will pay or cause to be paid the expenses and postage associated with providing such documentation to the Company. If requested by the Company in lieu thereof, the Underwriter shall provide such documents (including a "camera-ready" copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company's website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements, proxy statements, and annual or semi-annual reports for the Contracts and the Fund printed together in a single document, posted on the Company's website, or produced in a digital format such as CD-ROM. The Underwriter will pay or cause to be paid a pro rata portion of the expenses associated with such digital reproduction or printing and providing such document, such portion to be determined with reference to the number of pages attributable to the Fund's documents relative to the total number of pages of the single document. The parties agree that in no event will the Underwriter's pro rata portion of the expenses associated with digital reproduction or with printing and providing a single document exceed the expenses incurred by the Underwriter with printing and providing Fund documents separately.

     4.6 The Underwriter will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials sent to all shareholders, and all amendments to any of the above, that relate to the Funds or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Underwriter will promptly notify the Company of any applications for exemptions, requests for no-action letters, and all amendments to any of the above, filed with the SEC or other regulatory authorities that relate to the Funds or their shares.

     4.7 The Company will provide to the Underwriter at least one complete copy of all reports, solicitations for voting instructions, sales literature and other promotional materials, if


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


any, and all amendments to any of the above, that relate to the Contracts or the Account.

     4.8 For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), or electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials.

ARTICLE V.  Fees and Expenses

     5.1 The Adviser and Underwriter shall pay no fee or other compensation to the Company under this Agreement. All expenses incident to performance by the Adviser and Underwriter under this Agreement shall be paid by the Adviser and Underwriter.

     5.2 All expenses incident to performance by the Company under this Agreement shall be paid by the Company.

ARTICLE VI.  Indemnification

     6.1 Indemnification by the Company

          6.1(a) The Company agrees to indemnify and hold harmless the Funds and the Underwriter and each of their officers and directors and each person, if any, who controls the Funds or the Underwriter within the meaning of
     Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the offering memorandum for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of a Fund or the



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



          Underwriter for use in the offering memorandum for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

               (ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of a Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts, or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of a Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to such Fund by or on behalf of the Company; or

               (iv)  arise  out  of  the   negligent  act  or  omission  in  the
          performance of the duties and obligations of the Company hereunder, or which arise out of bad faith or willful misconduct; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

     as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

          6.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

          6.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          6.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of the Funds.

     6.2 Indemnification by the Underwriter

          6.2(a) The Underwriter agrees to indemnify and hold harmless the Company and each of it directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations by or on behalf of a Fund or the Underwriter (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Underwriter) or wrongful conduct of the Underwriter or a Fund with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the offering memorandum or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Underwriter or a Fund; or

               (iv)  arise  out  of  the   negligent  act  or  omission  in  the
          performance of the duties and obligations of the Fund or the Underwriter hereunder, or which arise out of bad faith or willful misconduct; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Underwriter or a Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Underwriter or a Fund;

     as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

          6.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

          6.2(c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          6.2(d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

     6.3 Indemnification by the Adviser

          6.3(a) The Adviser agrees to indemnify and hold harmless the Company and each of it directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of a Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations by or on behalf of a Fund or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Adviser) or wrongful conduct of the Adviser or a Fund with respect to the sale or distribution of the Contracts or Fund shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in the offering memorandum or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser or a Fund; or

               (iv)  arise  out  of  the   negligent  act  or  omission  in  the
          performance of the duties and obligations of the Fund or the Adviser hereunder, or which arise out of bad faith or willful misconduct; or

               (v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Adviser or a Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Adviser or a Fund;

     as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

          6.3(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

          6.3(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties' written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          6.3(d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VII. Applicable Law

     7.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

     7.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VIII. Termination

     8.1 This Agreement shall continue in full force and effect until the first to occur of:

          (a) termination by any party, for any reason with respect to some or all Funds, by three (3) months' advance written notice delivered to the other parties; or

          (b) termination by the Company by written notice to the Underwriter with respect to a Fund based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Fund not reasonably available; or

          (c) termination by the Company by written notice to the Underwriter in the event any of the Funds' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

          (d) termination by the Underwriter in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts or certificates, the operation of any Account, or the purchase of Fund shares; provided, however, that the Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

          (e) termination by the Company in the event that formal administrative proceedings are instituted against the Adviser, Underwriter or any Fund by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Adviser, Underwriter or Fund to perform its obligations under this Agreement; or

          (f) termination by the Company by written notice to the Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M or if the Company reasonably believes that such Fund may fail to so qualify; or

          (g) termination by the Underwriter by written notice to the Company in the event that the Contract fails to meet the qualifications specified in
     Article II hereof, or if the Underwriter reasonably believes that the Contract may fail to so qualify; or

          (h) termination by the Underwriter by written notice to the Company, if the Underwriter shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

          (i) termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Adviser, Underwriter, or any Fund has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     8.2 Notwithstanding any termination of this Agreement, the Underwriter shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 8.2 shall not apply to any termination under Section 8.1(g) of this Agreement.

     8.3 Notwithstanding any termination of this Agreement, each party's obligation under Article VI to indemnify the other parties shall survive.

ARTICLE IX. Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the  Company:
                American  United Life  Insurance  Company
                One American Square
                Indianapolis, Indiana 46282
                Attention: Richard A. Wacker

     If to the Underwriter:
                James Rossini
                T. Rowe Price
                Investment Services
                Four Financial Center
                4515 Painters Mill Road
                Owings Mills, Maryland 21117

     If to the Adviser:
                James Rossini & Laura Chasney, Esq.
                T. Rowe Price
                Investment Services
                Four Financial Center
                4515 Painters Mill Road
                Owings Mills, Maryland 21117

ARTICLE X. Miscellaneous

     10.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

     10.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

            COMPANY:
                                AMERICAN UNITED LIFE INSURANCE COMPANY
                                By its authorized officer

                                By:  /s/ Richard A. Wacker, Esq.
                                ______________________________________
                                 Richard A. Wacker, Esq.
                                 Title: Associate General Counsel

                                Date:   May 18, 2001





            UNDERWRITER:

                                T. ROWE PRICE INVESTMENT SERVICES, INC.
                                By its authorized officer

                                By: /s/ Laura Chasney, Esq.
                                _____________________________________
                                 Laura Chasney, Esq.
                                 Title:   Vice President

                                  Date: May 21, 2001






            ADVISER:
                                T. ROWE PRICE ASSOCIATES, INC.
                                By its authorized officer

                                By: /s/ Laura Chasney, Esq.
                                _____________________________________
                                 Laura Chasney, Esq.
                                 Title:   Vice President

                                  Date: May 21, 2001

                             SCHEDULE A



Name of Separate Account and Date
Established by the AUL Executive Committee                   Funds
------------------------------------------                   -----

AUL American Unit Trust                            T. Rowe Price European Stock
(established 8/17/89)

Group Retirement Annuity Separate Account I        T. Rowe Price European Stock
(established 8/17/89)

Group Retirement Annuity Separate Account II       T. Rowe Price European Stock
(established 8/17/89)

Group Retirement Annuity Separate Account III      T. Rowe Price European Stock
(established 3/31/00)

                                 SCHEDULE  B

           CONTRACT OWNER LOSSES CAUSED BY PRICING, INCOME DIVIDEND
                    AND CAPITAL GAINS DISTRIBUTION ERRORS

Compensating Contract Owners for Losses Caused by Pricing, Income Dividend and Capital Gains Distribution Errors. In the event the Underwriter or Fund provides a materially incorrect price for one of the Funds, or provides incorrect income dividend or capital gains distribution information for one of the Funds, through no fault of the Company, the Underwriter will adjust the Account with the Fund on a net basis to correct the shares in the account. The materiality of an incorrect price will be determined with reference to applicable SEC guidance. If the Company adjusts the underlying Contract owners' accounts, those accounts with gains shall be used to offset those accounts with losses, including those Contract owners who received underpaid distributions ("Contract owner Adjustments"). After the Contract owner Adjustments, the Company will identify those Contract owners who received distributions or made exchanges into other investment options during the time period affected by the incorrect price or the incorrect dividend or distribution information. The Company will then notify the Underwriter of the amount of losses suffered as a result of (i) for an overstated price or overstated income dividends or capital gains distributions, Contract owners whose accounts had a loss that could not be offset by the overpayments (gains) made to Contract owners who took distributions; or (ii) for an understated price or understated dividends or distributions, Contract owners who received underpaid distributions that could not be offset by gains in other Contract owner accounts; or (iii) for exchanges into other investment options, Contract owners whose accounts had a loss due to the adjustment in the other investment option (caused by market fluctuation of the other investment option) and such loss cannot be offset by the gains received by Contract owners who exchanged into other investment options where such fluctuation caused a gain. Upon receipt of appropriate documentation verifying such losses, the Underwriter shall reimburse the Account with the appropriate number of additional shares. Should the Company fail to collect overpayments made to those Contract owners who received distributions with a gain, the Company agrees to subrogate its claim against such Contract owner to the Underwriter or its affiliate. Any net gains calculated after Contract owner Adjustments will be returned by the Company to the Underwriter.

Compensating the Company for its Expenses Incurred as a Result of Pricing, Income Dividend or Capital Gains Distribution Errors. Set forth below is the criteria that must be met before the Underwriter will reimburse the Company for expenses incurred due to pricing, income dividend or capital gains distribution errors:

     * The Company must provide a full accounting of expenses;

     * If the error is reported to the Company before 12:00 p.m. on the Business Day after the incorrect price or information concerning the income dividend or capital gains distribution is provided, no expenses will be reimbursed;

     * A $10,000 cap will be imposed on each occurrence;

     *  Expenses  may  include  payroll  overtime,   system  fees,  postage  and
stationery (if separate
 mailing is required);

     * The Company must use its best efforts to mitigate all expenses which may be reimbursable; and

     *  Expenses  and  payroll   overtime  shall  not  include  any  time  spent
programming computers or otherwise customizing the Company's systems to correct the error.